SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 14, 2004

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Pickwick Plaza, Suite 310, Greenwich, CT		06830
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770
(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Item 5.                                                           Other Events and Required FD Disclosure.

On January 15, 2004, Security Capital Corporation issued a press release announcing the closing of a $30.0 million senior subordinated debt financing with a mezzanine lender and the appointment of a Special Committee of the Board of Directors of the Registrant consisting of independent directors.  A copy of the press release is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 7.                                                           Financial Statements,  Pro Forma Financial Information and Exhibits.

4.1                                                                                 10%-16% Senior Subordinated Promissory Note, due September 30, 2008, issued by Security Capital Corporation in favor of J.H. Whitney Mezzanine Fund, L.P., in the amount of $30.0 million.

10.1                                                                           Securities Purchase Agreement, dated as of January 14, 2004, by and between Security Capital Corporation and J.H. Whitney Mezzanine Fund, L.P.

99.1                                                                           Press Release of Security Capital Corporation, dated January 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2004

SECURITY CAPITAL CORPORATION

	By:	/s/ Brian D. Fitzgerald
		Name:	Brian D. Fitzgerald
		Title:	Chairman of the Board, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	10%-16% Senior Subordinated Promissory Note, due September 30, 2008, issued by Security Capital Corporation in favor of J.H. Whitney Mezzanine Fund, L.P., in the amount of $30.0 million.

10.1	Security Purchase Agreement, dated as of January 14, 2004, by and between Security Capital Corporation and J.H. Whitney Mezzanine Fund, L.P.

99.1	Press Release of Security Capital Corporation, dated January 15, 2004.